Exhibit 99.2
TERRASPHERE SYSTEMS LLC
TABLE OF CONTENTS

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets as of March 31, 2010 (Unaudited) and December 31, 2009 (Audited)

Consolidated Statements of Operations and Comprehensive Income (Loss) for the three month periods ended March 31, 2010 and 2009 (Unaudited)

Consolidated Statement of Changes in Members’ Equity (Deficit) for the three month period ended March 31, 2010 (Unaudited)

Consolidated Statements of Cash Flows for the three month periods ended March 31, 2010 and 2009 (Unaudited)

Notes to Consolidated Interim Financial Statements (Unaudited)

TERRASPHERE SYSTEMS LLC

CONSOLIDATED BALANCE SHEETS

	March 31, 2010	December 31, 2009
	(Unaudited)	(Audited)

ASSETS
Current assets:
Cash	$106,830	$197,046
Accounts receivable	950,000	—
Other receivables	52,796	15,244
Inventories — work in process	—	34,565
Prepaid expenses	53,725	42,100

Total current assets	1,163,351	288,955
Leasehold improvements, net	158,819	161,948
Patent and patent related costs, net	148,259	134,932
Pre-construction costs	81,017	—
Other assets	5,886	5,692

Total assets	$1,557,332	$591,527

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Note payable — member	$20,000	$20,000
Due to member	164,351	102,292
Accounts payable	1,357,304	732,866
Accrued expenses	10,767	6,862
Deferred tax liability	388,000	—
Deferred revenue	434,584	763,767

Total current liabilities	2,375,006	1,625,787

Members’ equity (deficit)
TerraSphere Systems LLC members’ equity (deficit)
Members’ equity (deficit)	(667,616)	(1,043,475)
Accumulated other comprehensive loss	(77,756)	(42,254)

Total TerraSphere Systems LLC members’ equity (deficit)	(745,372)	(1,085,729)
Noncontrolling interest	(72,302)	51,469

Total members’ equity (deficit)	(817,674)	(1,034,260)

Total liabilities and members’ equity (deficit)	$1,557,332	$591,527

The accompanying notes are an integral part of these consolidated interim financial statements.

TERRASPHERE SYSTEMS LLC

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Three Month Periods Ended
	March 31, 2010	March 31, 2009
	(Unaudited)

Revenue
Sales	$675,000	$—
Licensing and marketing fees	1,009,183	9,183

	1,684,183	9,183
Cost of goods sold	703,301	—

Gross profit	980,882	9,183
Operating expenses
General and administrative expense	436,998	226,684
Amortization expense	10,817	1,636

Income (loss) from operations	533,067	(219,137)

Other income (expense)
Other income	—	3,246
Foreign currency gain (loss)	17,190	(8,554)
Interest expense	(3,905)	(474)

Total other income (expense)	13,285	(5,782)

Net income (loss) before tax provision	546,352	(224,919)
Provision for income taxes	388,000	—

Net income (loss)	158,352	(224,919)
Net loss attributable to noncontrolling interest	(117,507)	(16,932)

Net income (loss) attributable to TerraSphere Systems LLC before other comprehensive income (loss)	275,859	(207,987)
Other comprehensive income (loss):
Foreign currency translation adjustment	(41,766)	3,146

Comprehensive income (loss)	234,093	(204,841)
Comprehensive income (loss) attributable to noncontrolling interest	(6,264)	472

Comprehensive income (loss) attributable to TerraSphere Systems LLC	$240,357	$(205,313)

The accompanying notes are an integral part of these consolidated interim financial statements.

TERRASPHERE SYSTEMS LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)
FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2010

	TerraSphere Systems LLC
		Accumulated
		Other			Members’ Equity
	Members’ Equity	Comprehensive		Noncontrolling	(Deficit)
	(Deficit)	Loss	Total	Interest	Total
	(Unaudited)

Balance, December 31, 2009	$(1,043,475)	$(42,254)	$(1,085,729)	$51,469	$(1,034,260)
Contributions	100,000	—	100,000	—	100,000
Foreign currency translation adjustment	—	(35,502)	(35,502)	(6,264)	(41,766)
Net income (loss)	275,859	—	275,859	(117,507)	158,352

Balance, March 31, 2010	$(667,616)	$(77,756)	$(745,372)	$(72,302)	$(817,674)

The accompanying notes are an integral part of these consolidated interim financial statements.

TERRASPHERE SYSTEMS LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Month Periods Ended
	March 31, 2010	March 31, 2009
	(Unaudited)

Cash flows from operating activities:
Net income (loss)	$158,352	$(224,919)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Amortization of patents and patent related costs	2,364	1,636
Amortization of leasehold improvements	8,453	—
Deferred income taxes	388,000	—
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(950,000)	400,000
Other receivables	(36,140)	290
Inventories	34,565	—
Prepaid expenses	(11,625)	—
Other assets	—	3,766
Increase (decrease) in:
Accounts payable	612,026	(60,921)
Accrued expenses	3,905	(5,681)
Deferred revenue	(329,183)	(9,183)

Net cash (used in) provided by operating activities	(119,283)	104,988

Cash flows from investing activities:
Patent and patent related costs	(15,691)	(33,250)
Pre-construction costs	(81,017)	—

Net cash used in investing activities	(96,708)	(33,250)

Cash flows from financing activities:
Member contributions	100,000	—
Advances from member	62,059	9,100

Net cash provided by financing activities	162,059	9,100

Effect of exchange rate changes on cash	(36,284)	2,885

(Decrease) increase in cash	(90,216)	83,723
Cash, beginning of period	197,046	8,083

Cash, end of period	$106,830	$91,806

The accompanying notes are an integral part of these consolidated interim financial statements.

TERRASPHERE SYSTEMS LLC

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1 — NATURE OF OPERATIONS

TerraSphere Systems LLC (“TerraSphere”), located in Boston, Massachusetts designs and builds highly efficient systems for growing organic fruits and vegetables in a controlled, indoor environment. The Company partners with private businesses and public institutions to create solutions for food production challenges. The Company derives its revenues from licensing fees and royalties, the sale of equipment and expects future revenue from operating facilities using the TerraSphere System. The TerraSphere System uses technology to operate automated, software driven plant growth systems that can be used to grow a variety of crops, from lettuce to tree seedlings to rare medicinal herbs. The Company is also pursuing a possible acquisition by another entity to further its mission of creating solutions to food production challenges.

PharmaSphere, LLC (“PharmaSphere”), located in Boston, Massachusetts, is a wholly-owned subsidiary of TerraSphere. PharmaSphere’s business plan is to utilize the TerraSphere System for the production of high value biocompounds sourced from plants and used as active pharmaceutical ingredients and for the production of transgenic plants (genetically engineered plants) for the biotechnology market. PharmaSphere has a wholly-owned subsidiary PharmaSphere Worcester, LLC, which was formed to build a facility in Worcester, Massachusetts utilizing PharmaSphere’s business plan. The building of the facility has not commenced. PharmaSphere has no revenue to date.

TerraSphere Systems Canada, Inc. (“TerraSphere Canada”), located in Vancouver, British Columbia, operates the research and manufacturing facility for TerraSphere and is eighty-five percent owned by TerraSphere.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION

The accompanying consolidated financial statements include the transactions and balances of TerraSphere System LLC and its wholly-owned subsidiary, PharmaSphere, LLC. The assets, liabilities and results of operations of TerraSphere Systems Canada, Inc. are included in the consolidated financial statements with appropriate recognition of noncontrolling interest. All intercompany transactions and balances have been eliminated in consolidation.

CODIFICATION

Effective July 1, 2009, the Financial Accounting Standard Board’s (“FASB”) Accounting Standards Codification (“ASC”) became the single official source of authoritative, non-governmental U.S. generally accepted accounting principles (“GAAP”). The historical GAAP hierarchy was eliminated and the ASC became the only level of authoritative GAAP. The Company’s accounting policies were not affected by the conversion to ASC.

FOREIGN OPERATIONS

The accounting records of TerraSphere Canada are maintained in Canadian dollars, its functional currency. Revenue and expense transactions are translated to U.S. dollars using the average exchange rate of the month in which the transaction took place. Assets and liabilities are translated to U.S. dollars using the exchange rate in effect as of the balance sheet date. Equity transactions are translated to U.S. dollars using the exchange rate in effect as of the date of the equity transaction. Translation gains and losses are reported as a component of accumulated other comprehensive income or loss. Gains and losses resulting from transactions which are denominated in other than the functional currencies are reported as foreign currency exchanges gain (loss) in the statements of operations and comprehensive income (loss) in the period the gain or loss occurred.

TERRASPHERE SYSTEMS LLC

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS — (Continued)

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts and disclosures in the consolidated financial statements. Actual results could differ from those estimates.

ACCOUNTS RECEIVABLE

Accounts receivable represent balances due from customers, net of applicable reserves for doubtful accounts. In determining the need for an allowance, objective evidence that a single receivable is uncollectible, as well as historical collection patterns for accounts receivable are considered at each balance sheet date. At March 31, 2010 and December 31, 2009, the Company has determined that an allowance for doubtful accounts is not deemed necessary.

INVENTORIES

Inventories are valued at the lower of cost or market, with cost determined by the first in, first out method. Inventories consisted of the work-in-process related to twelve TerraSphere System units at December 31, 2009. There were no inventory reserves at March 31, 2010 or December 31, 2009.

LEASEHOLD IMPROVEMENTS

Leasehold improvements are carried at cost and are amortized over their estimated service life or the remaining term of the related lease, whichever is shorter. Amortization expense incurred for the three month periods ended March 31, 2010 and 2009 was $8,453 and $-0-, respectively.

PATENT AND PATENT RELATED COSTS

The Company accounts for its patent and patent related costs in accordance with ASC 250, which requires that intangible assets with finite lives, such as the Company’s specifically identifiable costs for patent and patent applications, be capitalized and amortized over their respective estimated lives and reviewed for impairment whenever events or other changes in circumstances indicate that the carrying amount may not be recoverable.

PRE-CONSTRUCTION COSTS

Pre-construction costs include architectural and engineering services related to the building of the PharmaSphere facility.

REVENUE RECOGNITION

Revenue is recognized when all of the following criteria are met:

•	Persuasive evidence of a sales arrangement exists;

•	Delivery of the product has occurred;

•	The sales price is fixed or determinable, and;

•	Collectability is reasonably assured.

In those cases where all four criteria are not met, the Company defers recognition of revenue until the period these criteria are satisfied. Revenue is generally recognized upon shipment or upon completed

TERRASPHERE SYSTEMS LLC

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS — (Continued)

performance on exclusive technology licenses where the term is equal to the life of the associated intellectual property.

The Company recognizes deferred revenue when payment has been received for product sales but the revenue recognition criteria have not been met. In addition, the Company defers revenue when payment has been received for future services to be provided.

INCOME TAXES

No provision for income taxes is recognized for the period from January 1, 2010 through February 21, 2010 because the Company is a limited liability company. In lieu of federal and state income taxes, all income, losses, deductions and credits pass through to the members for them to report on their personal returns.

The Company elected to be treated as a taxable association effective February 22, 2010 for United States federal and state tax purposes (Note 11). The Company accounts for income taxes following the asset and liability method in accordance with ASC 740. Under such method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years that the asset is expected to be recovered or the liability settled.

Management has performed an evaluation of the Company’s tax positions, ensuring that these tax return positions meet the “more likely than not” recognition threshold and can be measured with sufficient precision. These evaluations provide management with a comprehensive model for how the Company should recognize, measure, present and disclose in its financial statements certain tax positions that the Company has taken or expects to take on income tax returns. Based upon these evaluations, management has concluded that the Company has no uncertain tax positions that qualify for either recognition or disclosure in the financial statements as of March 31, 2010. See Note 9 for additional information.

RESEARCH AND DEVELOPMENT

Research and development costs are charged to operations as incurred. There were no research and development costs incurred for the three month periods ended March 31, 2010 and 2009.

FAIR VALUE MEASUREMENTS

The Company applies FASB ASC 820, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. FASB ASC 820 applies to reported balances that are required or permitted to be measured at fair value under existing accounting pronouncements; accordingly, the standard does not require any new fair value measurements of reported balances.

FASB ASC 820 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, FASB ASC 820 establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).

Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access. Level 2 inputs are inputs other than quoted prices included in Level 1

TERRASPHERE SYSTEMS LLC

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS — (Continued)

that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates and yield curves that are observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

NOTE 3 — CONCENTRATION OF CREDIT RISK

The Company’s financial instruments that are exposed to a concentration of credit risk are cash and accounts receivable.

Cash — The Company places its cash deposits with credit worthy banking institutions in the United States and Canada which are continually reviewed by management. From time to time, the bank balances of the Company’s cash may exceed current United States and Canadian insured limits. The Company, however, has not experienced any losses in this area and management believes its cash deposits are not subject to significant credit risk. At March 31, 2010 and December 31, 2009, the Company’s did not have cash balances on deposit that exceeded United States and Canadian federal depository insurance limits.

Accounts receivable — One customer accounted for one hundred percent of the Company’s accounts receivable at March 31, 2010. Two customers accounted for one-hundred percent of sales for the three month period ended March 31, 2010.

TERRASPHERE SYSTEMS LLC

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS — (Continued)

NOTE 4 — PATENT AND PATENT RELATED COSTS

The following reflects the Company’s patent and patent related costs at:

	March 31, 2010	December 31, 2009

Carousel with spheres patent	$32,407	$32,407
Carousel with arcuate ribs patent	9,666	9,666
Rotatable carousel with arcuate ribs patent	13,582	13,582
Carousel with spheres application (Canadian)	10,259	7,199
Carousel with spheres application (Canadian)	6,711	5,836
Carousel with spheres application (European)	21,024	19,001
Carousel with spheres application (Chinese)	10,391	10,391
Carousel with spheres application (Hong Kong)	1,461	1,461
Carousel with spheres application (Japanese)	14,901	14,901
Rotatable carousel with arcuate ribs application	8,514	8,514
Rotatable carousel with drum-like members (Canadian)	4,760	4,760
Rotatable carousel with drum-like members application	5,267	5,267
Carousel with spheres application	10,040	10,040
Tray apparatus costs	5,780	5,780
Collapsible stack costs	6,140	6,140
Marchildon costs	2,338	2,338
Apparatus for growing plants costs	9,733	—

Total	172,974	157,283
Accumulated amortization	24,715	22,351

Total, net amortization	$148,259	$134,932

Amortization expense for the three month periods ended March 31, 2010 and 2009 was $2,364, and $1,636, respectively.

Aggregate expected amortization expense is expected to be as follows in the years ending December 31:

2010	$5,576
2011	7,940
2012	7,940
2013	7,940
2014	7,940
Thereafter	110,923

Total	$148,259

NOTE 5 — NOTES PAYABLE

On May 29, 2009, the Company issued an unsecured note payable to a member in the amount of $20,000, with a fixed interest rate of 10% per annum, maturing July 29, 2009. The Company is in default of the note and the member has not called the note as of March 31, 2010. The principal due as of March 31, 2010 is $20,000. The Company has accrued interest totaling $1,682 and $1,189 as of March 31, 2010 and December 31, 2010, respectively and incurred $493 in interest expense for the three months ended March 31, 2010.

TERRASPHERE SYSTEMS LLC

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS — (Continued)

NOTE 6 — DUE TO MEMBER

During the year ended December 31, 2009, a member provided an advance to the Company for working capital with an interest rate of 10% per annum. The amount due to the member at March 31, 2010 and December 31, 2009 is $164,351 and $102,292, respectively. The Company has accrued interest totaling $9,085 and $5,673 as of March 31, 2010 and December 31, 2009, respectively and incurred $3,412 and $474 in interest for the three month periods ended March 31, 2010 and 2009, respectively.

NOTE 7 — DEFERRED REVENUE

The Company has recorded deferred revenue of $434,584 and $763,767 at March 31, 2010 and December 31, 2009, respectively.

On May 18, 2007, TerraSphere Canada entered into a marketing agreement with the Squamish Nation (“Squamish”) to promote the TerraSphere System to other First Nations bands in Canada for $200,000 Canadian dollars ($183,772 U.S.). The Company is recognizing the marketing fee over the term of the agreement (See Note 10). At March 31, 2010 and December 31, 2009, deferred revenue associated with this agreement is approximately $80,000 and $89,000, respectively.

The Company has also deferred the recognition of licensing fee deposits totaling $355,000 at March 31, 2010 as a result of the revenue recognition criteria not being met.

The Company had deferred a $675,000 payment from the Squamish received in December 2009 relating to twelve TerraSphere System units which were delivered during the three month period ended March 31, 2010. Accordingly, the associated revenue was recognized during the same period.

NOTE 8 — LICENSING FEES

The Company has developed a system of modules and processes for growing plants in a controlled environment. The system uses and controls precise combinations of light, water, nutrition, gravity, centrifugal forces, and gasses to produce growing conditions that can be controlled and manipulated to result in desired plant growth and maximum crop production (the “Growth System”). The Company has granted exclusive licenses to use the Growth System for the remaining term of the associated patents in accordance to the license agreement. Revenue recognized in connection with these license agreements was $1,000,000 for the three months ended March 31, 2010 as the Company has determined the revenue recognition criteria have been met.

NOTE 9 — INCOME TAXES

The Company elected to be treated as a taxable association effective February 22, 2010 (Note 2 and Note 11).

Income taxes for United States federal and state tax purposes for the three month period ended March 31, 2010 consisted of the following:

Current	$—
Deferred	388,000

$388,000

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts used for income tax purposes on the cash basis of accounting and amounts of assets and liabilities for financial reporting purposes. The principal sources of these differences include the carrying value of accounts

TERRASPHERE SYSTEMS LLC

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS — (Continued)

receivable, accounts payable and deferred revenue for financial statement purposes which are not recognized for income tax purposes.

Principal components of the Company’s net deferred tax liability at March 31, 2010 are as follows:

Accounts receivable	$361,000
Accounts payable	(78,000)
Deferred revenue	121,000
Amortization expense	(16,000)

$388,000

The effective tax rate based on the federal and state statutory rates is reconciled to the actual tax rate for the three month period ended March 31, 2010 as follows:

Federal and state statutory income tax rates	34%
Increase (decrease) resulting from:
Exclusion of net loss incurred in period prior to corporate tax election	(13)%
Exclusion of net loss in foreign subsidiary	(21)%
Effect of conversion from accrual to cash basis of accounting for income tax	71%

Effective tax rate	71%

NOTE 10 — COMMITMENTS AND CONTINGENCIES

LEASE

On September 30, 2009, the Company entered into an operating lease agreement to begin November 1, 2009 for warehouse space in Vancouver, British Columbia for TerraSphere Canada. The term is five years and the Company has a right to extend for an additional five years. Future minimum payments under this lease are as follows:

2010 (April 1, 2010 through December 31, 2010)	$67,500
2011	89,990
2012	89,990
2013	89,990
2014	74,990

Total	$412,460

Rent expense incurred in connection with this lease was $22,500 for the three months ended March 31, 2010.

MARKETING AGREEMENT

On May 18, 2007, TerraSphere Canada entered into a marketing agreement with the Squamish Nation to promote the TerraSphere System to other First Nations bands in Canada. The Squamish paid TerraSphere $200,000 Canadian dollars ($183,772 U.S.) to secure the rights to work with the First Nations bands across Canada through May 2012. This fee is being recognized as revenue over the term of the agreement (Note 7). Revenue recognized in connection with this agreement was $9,183 for the three months ended March 31, 2010 and 2009.

TERRASPHERE SYSTEMS LLC

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS — (Continued)

In addition, the agreement stipulates that Squamish will receive a fee of 10% of any license fee agreement executed between TerraSphere and a First Nations band. Squamish also has the right of first refusal to participate in an ownership interest of any venture formed pursuant to the First Nation band license agreement. These rights must be executed no later than May 2012.

NOTE 11 — SUBSEQUENT EVENTS

In connection with the preparation of the consolidated financial statements, management evaluated subsequent events after the balance sheet date of March 31, 2010 through June 15, 2010.

Subsequent to March 31, 2010, the Company entered into exclusive licensing agreements totaling $2,800,000. The Company deferred the receipt of licensing fee deposits totaling $355,000 related to these agreements at March 31, 2010. In addition to the licensing fees, the agreements provide the Company royalty income of 3% — 5% of net sales.

On May 5, 2010, the Company elected to be treated as a taxable association effective February 22, 2010 utilizing the seventy five day retroactive option.